EXHIBIT 99.1

OFFERING CIRCULAR $3,000,000,000 Maximum Aggregate Principal Amount Outstanding

Tennessee Valley Authority Power Bonds
Due from One Year to Thirty Years from Date of Issue

    The Tennessee Valley Authority (“TVA”), a corporate agency and instrumentality of the United States of America, plans to offer and sell from time to time Power Bonds (the “Notes” or “electronotes®”) with various terms, which may include the following:

•Maturity of one year to thirty years from the date of issue;
•Interest at a fixed rate;
•Interest payment dates at monthly, quarterly, semiannual, or annual intervals;
•Book-entry form (through The Depository Trust Company (“DTC”));
•Authorized denominations of $1,000 and integral multiples of $1,000; and
•Early repayment and/or redemption provisions, if applicable, whether mandatory or at TVA’s option or the option of the holder.

    TVA will specify the final terms for each Note, which may be different from the terms described in this Offering Circular, in the applicable pricing supplement (the “Pricing Supplement”).

    Investing in the Notes involves certain risks. See “Risk Factors” on page 9.

    The Notes are not obligations of the United States of America, and the United States of America does not guarantee the payment of the principal of or the interest on the Notes. TVA is not required, and does not intend, to register the Notes with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, under any state’s securities laws, or under the securities laws of any other jurisdiction. TVA files annual reports, quarterly reports, and current reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

	Price to Public (1)	Agents' Discounts and Concessions	Net Proceeds to TVA (2)

Per Note...................................................	100%	0.20% to 2.50%	97.50% to 99.80%
Total (3)......................................................	$3,000,000,000	$6,000,000 to $75,000,000	$2,925,000,000 to $2,994,000,000

    (1) The Notes will be issued at 100% unless otherwise set forth in the applicable Pricing Supplement.
    (2) Before deducting expenses payable by TVA estimated at $250,000.
    (3) The dollar amounts shown in this table assume that $3,000,000,000 of the Notes are sold.

    TVA may sell the Notes to or through InspereX LLC (the “Purchasing Agent”) as principal or as agent on TVA’s behalf, and the Purchasing Agent may sell the Notes to the other agents listed below (together with the Purchasing Agent, the “Agents”) or to selected broker-dealers (the “Selling Group Members”). You may purchase the Notes from any of the Agents or Selling Group Members.

         InspereX
Citigroup
               FHN Financial Capital Markets
         Morgan Stanley
                           Wells Fargo Advisors

December 6, 2023

TABLE OF CONTENTS

Page
About This Offering Circular...............................................................................................................................................	3
Where You Can Find More Information.............................................................................................................................	3
Forward-Looking Information............................................................................................................................................	3
Summary............................................................................................................................................................................	7
Risk Factors.......................................................................................................................................................................	9
Tennessee Valley Authority................................................................................................................................................	9
Use of Proceeds................................................................................................................................................................	10
Recent Developments........................................................................................................................................................	10
Description of the Notes....................................................................................................................................................	10
General.......................................................................................................................................................................	10
Payment of Principal and Interest..............................................................................................................................	11
Original Issue Discount Notes....................................................................................................................................	12
Other Provisions Applicable to the Notes...................................................................................................................	12
Book-Entry System.....................................................................................................................................................	12
Discontinuance of Book-Entry System.......................................................................................................................	13
Redemption and Repurchase.....................................................................................................................................	14
Repayment at Option of Holder..................................................................................................................................	14
Survivor's Option........................................................................................................................................................	15
Eligibility for Stripping.................................................................................................................................................	17
Notices.......................................................................................................................................................................	18
Governing Law...........................................................................................................................................................	18
Certain Provisions of the Basic Resolution........................................................................................................................	18
Application of Net Power Proceeds............................................................................................................................	18
Rate Covenant...........................................................................................................................................................	19
Covenant for Protection of Bondholders' Investment.................................................................................................	19
Modifications of Resolutions and Outstanding Bonds................................................................................................	20
Events of Default........................................................................................................................................................	20
Legality of Investment........................................................................................................................................................	20
U.S. Tax Matters................................................................................................................................................................	21
General.......................................................................................................................................................................	21
State Income Tax Exemption......................................................................................................................................	22
Interest.......................................................................................................................................................................	22
OID............................................................................................................................................................................	22
Eligible Notes.............................................................................................................................................................	23
Short-Term Notes.......................................................................................................................................................	23
Sale of Note................................................................................................................................................................	23
Market Discount.........................................................................................................................................................	23
Premium.....................................................................................................................................................................	24
Constant Yield Election..............................................................................................................................................	24
Tax on Net Investment Income...................................................................................................................................	24
FATCA........................................................................................................................................................................	24
Backup Withholding....................................................................................................................................................	25
Plan of Distribution............................................................................................................................................................	25
Validity of the Notes...........................................................................................................................................................	27
Form for Exercising Electronotes® Survivor’s Option........................................................................................................	28
Procedures for Exercising Electronotes® Survivor’s Option..............................................................................................	29

ABOUT THIS OFFERING CIRCULAR

    This Offering Circular sets forth certain terms and conditions of the Notes that TVA may offer. Each time TVA offers Notes, TVA will attach a Pricing Supplement to this Offering Circular. The Pricing Supplement will contain the specific description of the Notes that TVA is offering and the terms of the offering. The Pricing Supplement may also add to, update, or change information in this Offering Circular. The Pricing Supplement will supersede this Offering Circular to the extent it contains information that is different from the information contained in this Offering Circular. You should read this Offering Circular and the applicable Pricing Supplement together with the information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

    TVA files annual, quarterly, and current reports with the SEC under Section 37 of the Exchange Act. TVA’s SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. TVA also hosts or posts the filings for the most recent five-year period on its website at www.tva.gov.

    TVA incorporates by reference into this Offering Circular the information included in reports TVA files with the SEC. This means that TVA discloses important information to you by referring you to another document. The information that TVA incorporates by reference is considered to be part of this Offering Circular, and information that TVA subsequently files with the SEC will automatically update and, where different, supersede the information in this Offering Circular and in TVA’s prior SEC filings.

    TVA is incorporating by reference into this Offering Circular TVA’s annual report on Form 10-K for the fiscal year ended September 30, 2023 (the “Annual Report”), as well as any future filings that TVA makes with the SEC under the Exchange Act. Nothing in this Offering Circular shall be deemed to incorporate information furnished to, but not filed with, the SEC, including information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit to such Form 8-K.

    You may request a copy of TVA’s SEC filings at no cost by writing or calling TVA at the following address:

Tennessee Valley Authority
400 West Summit Hill Drive
Knoxville, TN 37902-1401
Attention: Treasury & Investor Relations
Telephone: 1-888-882-4975

    You should rely only on the information contained or incorporated by reference in this Offering Circular and the applicable Pricing Supplement. Except as specifically provided herein, information contained on TVA’s website shall not be deemed to be incorporated into, or to be part of, this Offering Circular. TVA has not authorized anyone else to provide you with additional or different information. TVA is not making an offer of the Notes in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this Offering Circular or the applicable Pricing Supplement is accurate as of any date other than the date of the document.

FORWARD-LOOKING INFORMATION

This Offering Circular contains or incorporates by reference forward-looking statements relating to future events and future performance.  All statements other than those that are purely historical may be forward-looking statements.

In certain cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “intend,” “project,” “plan,” “predict,” “assume,” “forecast,” “estimate,” “objective,” “possible,” “probably,” “likely,” “potential,” “speculate,” "aim," "aspiration," "goal," "seek," "strategy," "target," the negative of such words, or other similar expressions.

Although TVA believes that the assumptions underlying the forward-looking statements are reasonable, TVA does not guarantee the accuracy of these statements.  Numerous factors could cause actual results to differ materially from those in the forward-looking statements.  These factors include, among other things:

•New, amended, or existing laws, regulations, executive orders ("EOs"), or administrative orders or interpretations, including those related to climate change and other environmental matters, and the costs of complying with these laws, regulations, EOs, or administrative orders or interpretations;

•The cost of complying with known, anticipated, or new environmental requirements, some of which could render continued operation of many of TVA's aging coal-fired generation units not cost-effective or result in their removal from service, perhaps permanently;

•Federal legislation aimed specifically at curtailing TVA's activities, including legislation that may cause TVA to lose its protected service territory, its sole authority to set rates, or its authority to manage the Tennessee River system or the real property currently entrusted to TVA; subject TVA to additional environmental regulation or additional requirements of the North American Electric Reliability Corporation or Federal Energy Regulatory Commission; require the divestiture of TVA or the sale of certain of TVA's assets; lower the debt ceiling on bonds, notes, or other evidences of indebtedness (collectively, "Bonds") specified in the Tennessee Valley Authority Act of 1933, as amended ("TVA Act"); or restrict TVA's access to its funds;

•Cyber attacks on TVA's assets or the assets of third parties upon which TVA relies;

•The failure of TVA's information technology systems;

•Significant delays and additional costs, and/or inability to obtain necessary regulatory approvals, licenses, or permits, for major projects, including for assets that TVA needs to serve its existing and future load and to meet its carbon reduction aspirations;

•Limitations on TVA's ability to borrow money, which may result from, among other things, TVA's approaching or substantially reaching the debt ceiling or TVA's losing access to the debt markets, and which may impact TVA's ability to make planned capital investments;

•Events at a nuclear facility, whether or not operated by or licensed to TVA, which, among other things, could lead to increased regulation or restriction on the construction, ownership, operation, or decommissioning of nuclear facilities or on the storage of spent fuel, obligate TVA to pay retrospective insurance premiums, reduce the availability and affordability of insurance, increase the costs of operating TVA’s existing nuclear units, or cause TVA to forego future construction at these or other facilities;

•Risks associated with the operation of nuclear facilities or other generation and related facilities, including coal combustion residuals (“CCR”) facilities;

•Inability to continue to operate certain assets, especially nuclear facilities, including due to the inability to obtain, or loss of, regulatory approval for the operation of assets;

•Significant additional costs for TVA to manage and operate its CCR facilities;

•Physical attacks, threats, or other interference causing damage to TVA's facilities or interfering with TVA’s operations;

•The failure of TVA’s generation, transmission, navigation, flood control, and related assets and infrastructure, including CCR facilities and spent nuclear fuel storage facilities, to operate as anticipated, resulting in lost revenues, damages, or other costs that are not reflected in TVA’s financial statements or projections, including due to aging or technological issues;

•Costs or liabilities that are not anticipated in TVA’s financial statements for third-party claims, natural resource damages, environmental cleanup activities, or fines or penalties associated with unexpected events such as failures of a facility or infrastructure;

•Events at a TVA facility, which, among other things, could result in loss of life, damage to the environment, damage to or loss of the facility, or damage to the property of others;

•Events that negatively impact TVA's reliability, including from problems at other utilities or at TVA facilities or the increase in intermittent sources of power;

•Events or changes involving transmission lines, dams, and other facilities not operated by TVA, including those that affect the reliability of the interstate transmission grid of which TVA’s transmission system is a part and those that increase flows across TVA’s transmission grid;

•Disruption of supplies of fuel, purchased power, or other critical items or services, which may result from, among other things, economic conditions, weather conditions, physical or cyber attacks, political developments, international trade restrictions or tariffs, legal actions, mine closures or reduced mine production, increases in fuel exports, environmental regulations affecting TVA’s suppliers, transportation or delivery constraints, shortages of raw materials, supply chain difficulties, labor shortages, strikes, inflation, or similar events and which may, among other things, hinder TVA's ability to operate its assets and to complete projects on time and on budget;

•Circumstances that cause TVA to change its determinations regarding the appropriate mix of generation assets;

•Costs or other challenges resulting from a failure by TVA to meet its carbon reduction aspirations;

•Actions taken, or inaction, by the United States ("U.S.") government relating to the national debt ceiling or automatic spending cuts in government programs;

•Inability to respond quickly enough to current or potential customer demands or needs or to act solely in the interest of ratepayers;

•Negative outcomes of current or future legal or administrative proceedings;

•Other unforeseeable occurrences negatively impacting TVA assets or their supporting infrastructure;

•The need for significant future contributions associated with TVA's pension plans, other post-retirement benefit plans, or health care plans;

•Increases in TVA's financial liabilities for decommissioning its nuclear facilities and retiring other assets;

•The requirement or decision to make additional contributions to TVA's Nuclear Decommissioning Trust or Asset Retirement Trust;

•Differences between estimates of revenues and expenses and actual revenues earned and expenses incurred;

•An increase in TVA's cost of capital, which may result from, among other things, changes in the market for Bonds, disruptions in the banking system or financial markets, changes in the credit rating of TVA or the U.S. government, or, potentially, an increased reliance by TVA on alternative financing should TVA approach its debt limit;

•The inaccuracy of certain assumptions about the future, including economic forecasts, anticipated energy and commodity prices, cost estimates, construction schedules, power demand forecasts, the appropriate generation mix to meet demand, and assumptions about potential regulatory environments;

•Significant decline in the demand for electricity that TVA produces, which may result from, among other things, economic downturns or recessions, loss of customers, reductions in demand for electricity generated from non-renewable sources or centrally located generation sources, increased utilization of distributed energy resources, increased energy efficiency and conservation, or improvements in alternative generation and energy storage technologies;

•Changes in customer preferences for energy produced from cleaner generation sources;

•Addition or loss of customers by TVA or TVA's local power company customers;

•Potential for increased demand for energy resulting from, among other things, an increase in the population of TVA's service area;

•Changes in technology, which, among other things, may affect relationships with customers and require TVA to change how it conducts its operations;

•Changes in the economy and volatility in financial markets;

•Reliability or creditworthiness of counterparties including but not limited to customers, suppliers, renewable resource providers, and financial institutions;

•Changes in the market price of commodities such as purchased power, coal, uranium, natural gas, fuel oil, crude oil, construction materials, reagents, or emission allowances;

•Changes in the market price of equity securities, debt securities, or other investments;

•Changes in interest rates, currency exchange rates, or inflation rates;

•Failure to attract or retain an appropriately qualified, diverse, and inclusive workforce;

•Changes in the membership of the TVA Board of Directors ("TVA Board") or TVA senior management, which may impact how TVA operates;

•Weather conditions, including changing weather patterns, extreme weather conditions, and other events such as flooding, droughts, wildfires, heat waves, and snow or ice storms that may result from climate change, which may hamper TVA's ability to supply power, cause customers' demand for power to exceed TVA's then-present power supply, or otherwise negatively impact net revenue;

•Events affecting the supply or quality of water from the Tennessee River system or Cumberland River system, or elsewhere, which could interfere with TVA's ability to generate power;

•Catastrophic events, such as fires, earthquakes, explosions, solar events, electromagnetic pulses, geomagnetic disturbances, droughts, floods, hurricanes, tornadoes, polar vortexes, icing events, pipeline explosions, or other casualty events, wars, national emergencies, terrorist activities, pandemics, widespread public health crises, geopolitical events, or other similar destructive or disruptive events;

•Inability to use regulatory accounting for certain costs;

•Ineffectiveness of TVA’s financial control system to control issues and instances of fraud or to prevent or detect errors;

•Ineffectiveness of TVA's disclosure controls and procedures or its internal control over financial reporting;

•Adverse effects from regional health emergencies;

•Inability of TVA to implement its business strategy successfully, including due to the increased use in the public of distributed energy resources or energy-efficiency programs;

•Inability of TVA to adapt its business model to changes in the utility industry and customer preferences and to remain cost competitive;

•Inability of TVA to achieve or maintain its cost reduction goals, which may require TVA to increase rates and/or issue more debt than planned;

•The emergence of artificial intelligence and its potential application to various business practices, including TVA's operations and the operations of TVA's stakeholders;

•Loss of quorum of the TVA Board, which may limit TVA's ability to adapt to meet changing business conditions;

•Negative impacts on TVA's reputation; or

•Other unforeseeable events.

Additionally, other risks that may cause actual results to differ materially from the predicted results are set forth in Item 1A, Risk Factors and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Annual Report.   New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the extent to which any factor, or combination of factors, may impact TVA’s business or cause results to differ materially from those contained in any forward-looking statement.

TVA undertakes no obligation to update any forward-looking statement to reflect developments that occur after the statement is made.

SUMMARY

The information below is a summary and does not contain all of the information that may be important to you. You should carefully read all of the information contained or incorporated in this Offering Circular together with the applicable Pricing Supplement. Capitalized terms used and not defined in this section have the meanings defined elsewhere in this Offering Circular and the Annual Report.

Issuer......................................	TVA is a corporate agency and instrumentality of the United States of America established by the TVA Act.
Purchasing Agent...................	InspereX LLC
Agents....................................	InspereX LLC
Citigroup Global Markets Inc.
FHN Financial Capital Markets
Morgan Stanley & Co. LLC
Wells Fargo Clearing Services, LLC
Paying Agent..........................	Currently, JPMorgan Chase Bank, N.A.
Repayment Agent...................	The Repayment Agent is currently TVA. The entity serving as the Repayment Agent may change from time to time and may be TVA, the Paying Agent, or another entity appointed by TVA.
Amount...................................	TVA is authorized to have up to $3,000,000,000 aggregate principal amount of Notes outstanding at any one time. As of the date of this Offering Circular, no Notes are outstanding.
Maturities................................	The Notes will mature from one year to 30 years from the date of issue.
Interest....................................	Unless otherwise provided in the applicable Pricing Supplement, each Note will bear interest from the issue date at a fixed rate, which may be zero in the case of a zero-coupon Note,

interest on each Note, other than a zero-coupon Note, will be payable either monthly, quarterly, semiannually, or annually, as designated in the applicable Pricing Supplement, on each interest payment date and on the maturity date, and interest on each Note will be computed on the basis of a 360-day year of twelve 30-day months.
See "Description of the Notes" — "Payment of Principal and Interest."
Redemption............................	Unless otherwise provided in the applicable Pricing Supplement, the Notes will not be redeemable prior to the maturity date at the option of TVA. See "Description of the Notes" — "Redemption and Repurchase."
Repayment.............................	Unless otherwise provided in the applicable Pricing Supplement, the Notes will not be repayable prior to the maturity date at the option of the holder. See "Description of the Notes" — "Repayment at Option of Holder."
Survivor's Option....................	If TVA so indicates in the applicable Pricing Supplement, the holder of a Note will have the option to require TVA to repay a Note prior to its maturity upon the death of the beneficial owner of such Note, subject to the terms, conditions, and limitations described in this Offering Circular and in the applicable Pricing Supplement. See "Description of the Notes" — "Survivor's Option."
Denomination.........................	The authorized denominations of the Notes will be $1,000 and any integral multiples of $1,000.
Form of the Notes...................	The Notes will be represented by the Master Note dated as of April 12, 2001, the Master Note dated as of November 14, 2002, or the Master Note dated as of June 1, 2006

(together, the "Master Notes"). The Master Notes have been deposited with or on behalf of DTC and registered in the name of DTC's nominee and will be exchangeable for definitive securities only in limited circumstances. See "Description of the Notes" — "Discontinuance of Book-Entry System."
Source of Payment.................	The interest and principal on the Notes are payable solely from Net Power Proceeds and are not obligations of or guaranteed by the United States of America. “Net Power Proceeds” are the remainder of TVA’s gross revenues from its power program after deducting the costs of operating, maintaining, and administering its power properties (including multiple-purpose properties in the proportion that multiple-purpose costs are allocated to power) and payments to states and counties in lieu of taxes but before deducting depreciation accruals or other charges representing the amortization of capital expenditures plus the net proceeds of the sale or other disposition of any interest in any portion of TVA’s power properties that constitutes an operating unit or system.
Status of the Notes.................	The Notes will rank equally with all other Power Bonds in application of Net Power Proceeds. Power Bonds currently rank on parity as to principal and interest with TVA’s other outstanding Evidences of Indebtedness. See “Certain Provisions of the Basic Resolution.”

Use of Proceeds.....................	The net proceeds received by TVA from the sale of the Notes will be used to retire existing debt or to provide financing for TVA’s power program.
No Acceleration Rights...........	Holders may not accelerate the maturity of the Notes upon any default. See “Certain Provisions of the Basic Resolution” — “Events of Default.”
Taxation..................................	The Notes are subject to various tax consequences. Principal and interest on the Notes generally are exempt from state and local income taxes. See “U.S. Tax Matters.”
Purchase of Notes..................	Notes may be purchased through the Agents and through the Selling Group Members. The Selling Group Members include the broker-dealers and securities firms that have executed dealer agreements with the Purchasing Agent and have agreed to market and sell the Notes in accordance with the terms of such agreements and all other applicable laws and regulations. You may call TVA at 1-888-882-4975 for a list of Agents and Selling Group Members. See “Plan of Distribution.”

RISK FACTORS

    Your investment in the Notes will involve a number of risks. You should consider carefully the following risks and the risks described in Item 1A, Risk Factors and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Annual Report before you decide that an investment in the Notes is suitable for you. In addition, you should consult your own financial and legal advisors regarding the risks and suitability of an investment in the Notes.

    Redemption of the Notes. If your Notes are redeemable, TVA is most likely to redeem your Notes when prevailing interest rates are relatively low and least likely to redeem them when prevailing interest rates are relatively high. If TVA redeems your Notes when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in comparable securities with similar yields.

    Trading Market. TVA cannot assure that a trading market for your Notes will ever develop or be maintained. If you decide to sell your Notes, there may be a limited number of buyers, which may affect the price you receive for your Notes or your ability to sell your Notes at all. Many factors independent of TVA’s creditworthiness affect the trading market and market value of your Notes. These factors include, among other things:

•    the method of calculating the principal and interest for the Notes;

•    the time remaining to the maturity of the Notes;

•    the outstanding amount of the Notes;

•    the redemption features of the Notes; and

•    the level, direction, and volatility of market interest rates generally.

    Early Repayment of the Notes. If provided in the Pricing Supplement applicable to your Notes, you or your representative may elect to have your Notes paid prior to the maturity date under certain specified circumstances. If the broker or other financial institution through which you hold your Notes does not return your Notes to the Paying Agent in accordance with the procedures and time limits described in “Description of the Notes” — “Repayment at Option of Holder” and “Survivor’s Option,” TVA will not be obligated to honor your request to repay the Notes. TVA may also limit the aggregate principal amount of Notes as to which an exercise of any permitted survivor’s option will be accepted. Such limit may be in the form of (1) a cap on the aggregate principal amount of Notes as to which an exercise of a survivor’s option will be accepted with respect to any individual deceased beneficial owner and (2) a cap on the aggregate principal amount of Notes held by all beneficial owners as to which exercises of the survivor’s option will be accepted. See “Description of the Notes” — “Repayment at Option of Holder” and “Survivor’s Option.”

TENNESSEE VALLEY AUTHORITY

    TVA is a corporate agency and instrumentality of the United States that was created in 1933 by federal legislation in response to a proposal by President Franklin D. Roosevelt. TVA was created to, among other things, improve navigation on the Tennessee River, reduce the damage from destructive flood waters within the Tennessee River system and downstream on the lower Ohio and Mississippi Rivers, further the economic development of TVA’s service area in the southeastern United States, and sell the electricity generated at the facilities TVA operates. Today, TVA operates the nation’s largest public power system and supplies power to a population of approximately 10 million people.

    TVA also manages the Tennessee River, its tributaries, and certain shorelines to provide, among other things, year-round navigation, flood damage reduction, and affordable and reliable electricity. Consistent with these primary purposes, TVA also manages the river system and public lands to provide recreational opportunities, adequate water supply, improved water quality, cultural and natural resource protection, and economic development. TVA performs these management duties in cooperation with other federal and state agencies that have jurisdiction and authority over certain aspects of the river system.  In addition, the TVA Board has established two councils - the Regional Resource Stewardship Council and the Regional Energy Resource Council - to advise TVA on its stewardship activities in the Tennessee Valley and its energy resource activities.

    Initially, all TVA operations were funded by federal appropriations.  Direct appropriations for the TVA power program ended in 1959, and appropriations for TVA’s stewardship, economic development, and multipurpose activities ended in 1999.  Since 1999, TVA has funded all of its operations almost entirely from the sale of electricity and power system financings.  TVA’s power system financings consist primarily of the sale of debt securities and secondarily of alternative forms of financing such as lease arrangements.  As a wholly owned government corporation, TVA is not authorized to issue equity securities.

USE OF PROCEEDS

    TVA will use the net proceeds from the sale of the Notes to retire existing debt or to provide financing for its power program.

RECENT DEVELOPMENTS

Net current liabilities increased by $223 million from September 30, 2023, to October 31, 2023, primarily as a result of a reduction in accounts receivable. The reduction in accounts receivable is a seasonal expectation based on load, revenues, and collection timing as TVA moves into its shoulder months. Revenues typically decrease from August through October; therefore, accounts receivable typically decrease in October as TVA's October revenue collections from August and September reduce accounts receivable by more than billings from October increase it. The number in this paragraph has been derived from TVA's accounting records, is unaudited, and remains subject to adjustment.

DESCRIPTION OF THE NOTES
General

    Under the program described in this Offering Circular, the TVA Board has authorized TVA to offer Notes from time to time in an aggregate principal amount not to exceed $3,000,000,000 outstanding at any one time. As of October 31, 2023, no Notes were outstanding. Similarly, as of the date of this Offering Circular, no Notes are outstanding. In the future, the TVA Board may change the aggregate principal amount of Notes TVA may offer from time to time.

    The Notes will be issued periodically in separate installments and will mature between one year and 30 years from the date of issue, as selected by TVA. TVA will issue the Notes under authority of the TVA Act and pursuant to the Basic Tennessee Valley Authority Power Bond Resolution adopted on October 6, 1960, as amended on September 28, 1976, October 17, 1989, and March 25, 1992 (the “Basic Resolution”), and the Supplemental Resolution authorizing the Notes adopted as of February 23, 2001, as amended on July 23, 2002, and on March 14, 2006 (the “Supplemental Resolution” and together with the Basic Resolution, the “Resolutions”). The Secretary of the United States Treasury has approved the time of issuance of and the maximum rate of interest to be borne by the Notes, in compliance with Section 15d(c) of the TVA Act. The Notes are obligations of TVA only, payable solely from TVA’s Net Power Proceeds. The Notes are not obligations of or guaranteed by the United States of America.

    TVA will issue the Notes through DTC’s book-entry system. As long as the Notes remain in book-entry form, DTC, its nominee, a successor securities depository, or the successor’s nominee will be the sole registered holder of the Notes for all purposes of the Resolutions. Each person owning a beneficial interest in the Notes (a “beneficial owner”) must comply with the procedures of DTC. If you are a beneficial owner but do not hold your interest in the Notes directly through DTC, you must rely on the procedures of the participant in DTC through which you hold your interest in order to exercise any rights of a registered holder under the Resolutions. See “Book-Entry System” below.

    The TVA Act authorizes TVA to issue and sell bonds, notes, and other evidences of indebtedness (collectively, “Evidences of Indebtedness”) to assist in financing its power program and to refund such Evidences of Indebtedness. Section 2.2 of the Basic Resolution designates certain Evidences of Indebtedness as Tennessee Valley Authority Power Bonds (“Power Bonds”). The aggregate amount of Evidences of Indebtedness outstanding at one time cannot exceed $30 billion. As of September 30, 2023, TVA had approximately U.S. $18.9 billion and £400 million (£150 million issued in June 2003 and £250 million issued in July 2001) of Evidences of Indebtedness outstanding. When TVA issued its British pound sterling Evidences of Indebtedness, it entered into currency swap agreements to hedge against fluctuation in the U.S. dollar - British pound sterling currency exchange rate. For information regarding Power Bonds and the Basic Resolution, see “Certain Provisions of the Basic Resolution.”

    The Notes will be Power Bonds for purposes of the Basic Resolution. TVA will pay all interest and principal on the Notes solely from its Net Power Proceeds. “Net Power Proceeds” are the remainder of TVA’s gross revenues from its power program, after deducting

    •    the costs of operating, maintaining, and administering its power properties (including multiple-purpose properties in the proportion that multiple-purpose costs are allocated to power) and

    •    payments to states and counties in lieu of taxes,

    but before deducting

    •    depreciation accruals or other charges representing the amortization of capital expenditures,

plus

    •    the net proceeds of the sale or other disposition of any interest in any portion of TVA’s power properties that constitutes an operating unit or system.

    In accordance with Public Law No. 105-62, enacted in 1997, TVA is required, in the absence of sufficient appropriations, to fund nonpower programs that constitute “essential stewardship activities” with revenues derived from one or more of various sources, including power revenues, notwithstanding provisions of the TVA Act and Basic Resolution to the contrary. Under the Supplemental Resolution, actions taken pursuant to Public Law No. 105-62 shall not be considered an event of default or breach under the Resolutions. Since 1999, TVA has not received any appropriations and has funded all of its operations almost entirely from the sale of electricity and power system financings.

    The Notes will rank equally with all other Power Bonds in application of Net Power Proceeds. Power Bonds currently rank on parity as to principal and interest with TVA’s other Evidences of Indebtedness. For a further discussion of the application of Net Power Proceeds, see “Certain Provisions of the Basic Resolution.”
    Except as provided under the TVA Act, the Basic Resolution, and the Supplemental Resolution, there is no limit on other indebtedness or securities that TVA may issue and no financial or similar restrictions on TVA. TVA issues Discount Notes pursuant to Section 15d of the TVA Act and in accordance with Section 2.5 of the Basic Resolution. TVA may also issue other indebtedness in addition to Power Bonds and Discount Notes. TVA issues other indebtedness pursuant to Section 15d of the TVA Act and under appropriate authorizing resolutions.

TVA has also entered into several leaseback transactions with third parties that require the payment of periodic, or “basic,” rent. Each of these transactions also requires TVA to pay additional, or “supplemental,” rent in some circumstances, including in connection with a termination of the leaseback. TVA also has entered into two lease-purchase transactions that require TVA to pay periodic basic rent and, in some circumstances, supplemental rent.

TVA considers basic rent payments under the leaseback transactions as costs of operating, maintaining, and administering TVA’s power properties. While TVA intends that basic rent payments under the leaseback transactions be treated as costs of operating, maintaining, and administering its power properties for purposes of the TVA Act and the Resolutions, such treatment is not free from doubt, and no assurance can be given that a court would conclude that basic rent constitutes a cost of operating, maintaining, and administering TVA’s power properties. TVA believes that supplemental rent payments under either a lease-leaseback or a lease-purchase transaction would not constitute costs of operating, maintaining, and administering its power properties. However, the treatment of supplemental rent is also not free from doubt. Payments of costs of operating, maintaining, and administering TVA’s power properties have priority over payments on the Notes.

    TVA has covenanted in connection with the lease-purchase transactions to charge rates which, together with other monies available to TVA, will be sufficient to pay all charges relating to its power program, including rent under its lease transactions.

    The summaries of certain provisions of the TVA Act and the Resolutions contained above are not complete and are qualified in their entirety by reference to the complete TVA Act and Resolutions. You may obtain complete copies of these documents by writing to Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, TN 37902-1401, Attention: Treasury & Investor Relations, or by calling 1-888-882-4975.

Payment of Principal and Interest

    TVA will make principal and interest payments on the Notes on the applicable payment dates to the Paying Agent, and the Paying Agent in turn will make principal and interest payments to the holder. As long as the Notes are in book-entry form, the holder will be DTC, its nominee, a successor securities depository, or the successor’s nominee. Direct participants in DTC’s book-entry system and other financial intermediaries holding Notes on behalf of beneficial owners are responsible for remitting payments to their customers. It is TVA’s understanding that these direct participants and other financial intermediaries will pay interest to the beneficial owner in whose name a Note is recorded on such participants and other financial intermediaries’ records at the close of business on the Regular Record Date immediately preceding each interest payment date; provided, however, that interest payable at maturity, on a redemption or repayment date, or in connection with the exercise of the survivor’s option will be payable to the person to whom the principal shall be payable. The Regular Record Date with respect to any interest payment date shall be the date fifteen calendar days prior to such interest payment date, whether or not such date shall be a Business Day. A Business Day is any day except a Saturday, Sunday, or day on which banking institutions in New York City are authorized or required by law or executive order to be closed. If the interest payment date or the maturity or any redemption or repayment date for any Note falls on a day that is not a Business Day, the payment of principal and interest may be made on the next succeeding Business Day, and no additional interest on such payment shall accrue as a result of such delayed payment.

    The following discussion of interest payments does not apply to zero-coupon Notes, which are discussed below under the heading “Original Issue Discount Notes.”

    Each Note will bear interest from and including the date of issue. Interest on each Note will be payable at the fixed rate per annum stated in the applicable Pricing Supplement until the principal of such Note is paid or made available for payment. Unless TVA otherwise specifies in the applicable Pricing Supplement, interest will be computed on the basis of a 360-day year of twelve 30-day months. Each interest payment shall include accrued interest from and including the issue date or from and including the last day in respect of which interest has been paid or duly provided for, as the case may be, to but excluding the interest payment date or the maturity date, as the case may be.

    Interest will be payable on each interest payment date and at maturity. The interest payment dates for a Note that provides for interest payments shall be as follows:

Frequency of Interest Payments            Interest Payment Dates

Monthly.......................................................................        Fifteenth day of each calendar month, commencing in the first succeeding calendar month following the month in which the Note is issued.

Quarterly.....................................................................        Fifteenth day of every third calendar month, commencing in the third succeeding calendar month following the month in which the Note is issued.

Semiannual.................................................................        Fifteenth day of every sixth calendar month, commencing in the sixth succeeding calendar month following the month in which the Note is issued.

Annual.........................................................................        Fifteenth day of every twelfth calendar month commencing in the twelfth succeeding calendar month following the month in which the Note is issued.

Original Issue Discount Notes

    The Notes may be issued as original issue discount Notes. An original issue discount Note is a Note, including any zero-coupon Note, which is issued, or deemed to be issued, at a price lower than its principal amount, other than by a de minimis amount. Unless TVA otherwise specifies in the applicable Pricing Supplement, if TVA redeems any original issue discount Note as described below under “Redemption and Repurchase,” or TVA repays any such Note either at the option of the holder as described below under “Repayment at Option of Holder” or upon the exercise of the survivor’s option as defined and described below under “Survivor’s Option,” the amount of principal due and payable with respect to such Note shall be limited to the sum of the aggregate principal amount of such Note multiplied by the issue price, expressed as a percentage of the aggregate principal amount, plus the original issue discount accrued from the date of issue to the date of redemption or repayment, as applicable, computed in accordance with generally accepted accounting principles, in effect on the date of redemption or repayment, as applicable. See “U.S. Tax Matters” — “OID” for a discussion of the tax implications of owning original issue discount Notes.

Other Provisions Applicable to the Notes

    Any provisions with respect to the Notes, including the determination and/or specification of the interest payment dates, the maturity, or any other matter relating to such Notes described herein, may be modified as long as such modifications are specified in the applicable Pricing Supplement.

Book-Entry System

    Upon issuance, the Notes will be represented by one of the Master Notes. The Master Notes have been deposited with or on behalf of DTC and registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. Except as described below, each Master Note may be transferred, in whole and not in part, only by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

    DTC has advised the Agents and TVA as follows: DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). DTC has a rating of AA+ from Standard & Poor’s Ratings Services. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

    Purchases of interests in a Master Note under the DTC system must be made by or through direct participants, which will receive a credit for such interests on DTC’s records. The ownership interest of each actual purchaser of interests in a Master Note (each a “beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in a Master Note are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in a Master Note, except as described below in “Discontinuance of Book-Entry System.”

    So long as Cede & Co. (or any other nominee requested by DTC) is the registered owner of the Master Notes, as nominee for DTC, references herein to the registered owners or owners of the Master Notes shall mean Cede & Co. (or such other nominee), as aforesaid, and shall not mean the beneficial owners.

    To facilitate subsequent transfers, each Master Note deposited by direct participants with DTC is registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of a Master Note with DTC and its registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the interests in the Master Notes; DTC’s records reflect only the identity of the direct participants to whose accounts interests in the Master Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices shall be sent to DTC.  If less than all of the Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

    Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to a Master Note unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the “record date.” The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts interests in a Master Note are credited on the record date (identified in a listing attached to the omnibus proxy).

    Principal of and interest on the Master Notes, or redemption payments (if applicable), will be paid to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or the Paying Agent on payable date in accordance with direct participants’ respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Paying Agent, or TVA, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest on the Master Notes or redemption payments (if applicable) to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of TVA, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

    The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that TVA believes to be reliable, but neither TVA nor the Agents take any responsibility for the accuracy of this information.

Discontinuance of Book-Entry System

    If use of the book-entry system is discontinued and no successor depository is selected by TVA, the provisions of this section shall apply.

    TVA will issue or cause to be issued Notes in certificated form in exchange for the Master Notes. Notes issued in certificated form will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. DTC (or a successor depository) shall instruct the Registrar (as defined below) in whose names such Notes should be registered, and the Registrar will register the Notes accordingly. Registration instructions are expected to be based on information that direct participants provide DTC regarding beneficial interests in the Master Notes.

After the initial registration, registration of transfer or exchange of certificates representing the Notes may be made at the office of TVA or a securities registrar appointed by TVA (a “Registrar”) in the Borough of Manhattan, City of New York, New York. Neither TVA nor any Registrar will impose any service charge for registration of transfer or exchange of certificates representing Notes. TVA may, however, require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the registration of transfer or exchange of Notes.

    TVA will make payment of principal of and interest on the Notes at the office or agency of TVA maintained for this purpose in the Borough of Manhattan, City of New York. TVA may, however, at its option, pay interest by check mailed to the address of each beneficial owner that appears in the register maintained by TVA or a Registrar or by electronically transferring funds to the beneficial owner.

    TVA will establish appropriate procedures for beneficial owners to return their Notes to the office or agency of TVA maintained for this purpose upon any repayment or redemption date. TVA will provide notice of these procedures to beneficial owners who appear in the register maintained by TVA or a Registrar at the time the book-entry system is discontinued.

Redemption and Repurchase

    If TVA so indicates in the Pricing Supplement relating to a Note, such Note will be redeemable at TVA’s option on a date or dates specified prior to the stated maturity at a price or prices described in the applicable Pricing Supplement, together with accrued interest to the date of redemption. TVA may redeem in whole any particular issuance of the Notes which is redeemable and remains outstanding upon not less than 30 nor more than 60 days’ notice.

    TVA may at any time purchase Notes at any price in the open market or otherwise.

Repayment at Option of Holder

    If TVA so indicates in the Pricing Supplement relating to a Note, such Note will be repayable at the option of the holder on a date or dates specified prior to the stated maturity at a price or prices described in the applicable Pricing Supplement, together with accrued interest to the date of repayment. The information under this heading applies only to such Notes as are identified in the applicable Pricing Supplement as including a holder’s repayment option.

    In order for a Note to be repaid, the Repayment Agent must receive at least 30 days, but not more than 45 days, prior to the applicable repayment date notice of the holder’s exercise of its repayment option as specified in the applicable Pricing Supplement. Exercise of the repayment option by the holder of a Note shall be irrevocable. The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment, if any, is an authorized denomination.

    DTC or its nominee will be the holder of the Master Notes and therefore will be the only entity that can exercise a right to repayment with respect to Notes. In order to ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify DTC or its nominee of the beneficial owner’s desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC or its nominee.

    In addition, in order to ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular Note, the broker or other direct or indirect participant through which the beneficial owner holds an interest in such Note must return such Note through DTC’s book-entry system to the Paying Agent by 1:00 p.m. New York City time on the relevant repayment date (or the next succeeding Business Day if such date is not a Business Day). If there is a delay in repayment of the Notes due to the fact that the Paying Agent cannot verify the receipt of the Notes by 1:00 p.m. New York City time on the relevant repayment date, TVA shall not pay additional interest (or additional principal in the case of original issue discount Notes) on such Notes on or after the relevant repayment date. The Paying Agent shall make payment equal to the appropriate principal amount of the Notes by wire transfer to the account specified by the holder.

Survivor’s Option

    The Pricing Supplement relating to any Note will indicate whether the holder of such Note will have the right to require TVA to repay such Note prior to its maturity date upon the death of the beneficial owner of such Note as described below (the “survivor’s option”). See the applicable Pricing Supplement to determine whether the survivor’s option applies to any particular Note. The information under this heading applies only to such Notes as are identified in the applicable Pricing Supplement as including a survivor’s option.

General

    Pursuant to exercise of the survivor’s option, if applicable, TVA will repay any Note (or portion thereof) properly tendered for repayment by or on behalf of the person (the “representative”) that has authority to act on behalf of the deceased owner of the beneficial interest in such Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant, or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100 percent of the principal amount of the beneficial interest of the deceased owner in such Note plus accrued interest to the date of such repayment (or at a price equal to the amortized face amount for original issue discount Notes on the date of such repayment), subject to the limitations and restrictions described in the next section.

    Limitations and Restrictions on the Survivor’s Option

    The following limitations and restrictions apply to the survivor’s option.

    •    The survivor’s option may not be exercised until 12 months following the date of issue of the applicable installment of Notes.

    •    TVA may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the survivor’s option will be accepted in any calendar year (the “annual put limitation”) to one percent of the outstanding aggregate principal amount of the Notes as of the end of the most recent calendar year or such greater amount as TVA in its sole discretion may determine for any calendar year; in no event, however, will the annual put limitation be less than $1,000,000 per any calendar year.

    •    TVA may limit to $200,000, or such greater amount as TVA in its sole discretion may determine for any calendar year, the aggregate principal amount of Notes (or portions thereof) as to which exercise of the survivor’s option will be accepted in such calendar year with respect to any individual deceased owner of beneficial interests in such Notes (the “individual put limitation”).

    •    TVA will not make principal repayments or purchases pursuant to exercise of the survivor’s option in amounts that are less than $1,000 or are not integral multiples of $1,000, and, in the event that the annual put limitation or the individual put limitation would result in the partial repayment or repurchase of any Note, the principal amount of such Note remaining outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Notes) or an integral multiple of $1,000.

    •    Any Note (or portion thereof) tendered pursuant to exercise of the survivor’s option may not be withdrawn unless the Note (or portion thereof) is not accepted on account of the application of the annual put limitation or the individual put limitation or unless the tender is otherwise not valid.

    Each Note (or portion thereof) that is tendered pursuant to valid exercise of the survivor’s option will be accepted promptly in the order all such Notes are tendered, except for any Note (or portion thereof) the acceptance of which would contravene (i) the annual put limitation, if applied, or (ii) the individual put limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been accepted pursuant to exercise of the survivor’s option during such year has not exceeded the annual put limitation, if applied, for such year, any exercise(s) of the survivor’s option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened the individual put limitation, if applied, with respect to an individual deceased owner of beneficial interests therein will be accepted in the order all such Notes (or portions thereof) were tendered, to the extent that any such exercise would not trigger the annual put limitation for such calendar year. Each Note (or any portion thereof) tendered for repayment pursuant to a valid exercise of the survivor’s option that is not accepted in any calendar year due to the application of the annual put limitation will be deemed to be tendered in the following calendar year in the order in which all such Notes (or portions thereof) were originally tendered, unless any such Note (or portion thereof) is withdrawn by the representative for the deceased owner prior to its repayment. In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the survivor’s option is not accepted, the Repayment Agent will deliver a notice by first-class mail to the registered holder thereof at its last known address that states the reason such Note (or portion thereof) has not been accepted for payment. For purposes of the discussion in this “Survivor’s Option” section, a Note will be considered to be tendered when TVA receives all of the documents described below in “Repayment Procedures” that are required to be submitted in order to exercise the survivor’s option.

    Repayment Procedures

    Subject to the foregoing, for Notes represented by a Master Note, DTC or its nominee will be the holder of such Note and therefore will be the only entity that can exercise the survivor’s option for such Note. To obtain repayment pursuant to exercise of the survivor’s option with respect to such Note, the representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased owner:

    (1)    a written request for repayment signed by the representative,

    (2)    appropriate evidence satisfactory to the Repayment Agent (and, if the Repayment Agent is not TVA, to TVA) that (a) the representative has authority to act on behalf of the deceased beneficial owner, (b) the death of such beneficial owner has occurred, and (c) the deceased was the owner of a beneficial interest in such Note at the time of death,

    (3)    any tax or other waivers requested by the Repayment Agent (or, if the Repayment Agent is not TVA, by TVA), and

    (4)    instructions to such broker or other entity to notify DTC of such representative’s desire to obtain repayment pursuant to exercise of the survivor’s option.

Such broker or other entity will provide to the Repayment Agent:

    (1)    the documents received from the representative referred to in clauses (1) through (3) of the preceding paragraph,

    (2)    a certificate or letter satisfactory to the Repayment Agent from such broker or other entity stating that it represents the deceased beneficial owner, and

    (3)    a written request for repayment that, so long as TVA is the Repayment Agent, is substantially in the form provided on page 28 of this Offering Circular and is signed by such broker or other entity. The signature of the broker or other entity must be guaranteed by a member firm of a registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States.

    Subject to the limitations described above, the Paying Agent will disburse payments it receives pursuant to exercise of the survivor’s option with respect to Notes (or portions thereof) that are represented by a Master Note either (1) on the first interest payment date that occurs 20 or more calendar days after the Repayment Agent receives the documents described in clauses (1) through (3) of the preceding paragraph or (2) in the case of zero-coupon Notes, on the fifteenth day (or the next succeeding Business Day) of the month following the month in which the Repayment Agent shall have received the items described in clauses (1) through (3) of the preceding paragraph. The broker or other entity through which the beneficial interest in the Notes is held will be responsible for disbursing to the appropriate representative any payments it receives pursuant to exercise of the survivor’s option. See “Book-Entry System.”

    In order for a survivor’s option to be validly exercised with respect to any Note (or portion thereof) that is not represented by a Master Note, the Repayment Agent must receive from the representative of the deceased beneficial owner:

    (1)    a written request for repayment signed by the representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States,

    (2)    appropriate evidence satisfactory to the Repayment Agent (and, if the Repayment Agent is not TVA, to TVA) that (a) the representative has authority to act on behalf of the deceased beneficial owner, (b) the death of such beneficial owner has occurred, and (c) the deceased was the owner of a beneficial interest in such Note at the time of death,

    (3)    the Note (or portion thereof) to be repaid,

    (4)    if applicable, a properly executed assignment or endorsement,

    (5)    if the beneficial interest in such Note is held by a nominee of the deceased beneficial owner, a certificate or letter satisfactory to the Repayment Agent from such nominee attesting to the deceased’s ownership of a beneficial interest in such Note, and

    (6)    any tax or other waivers requested by the Repayment Agent (or, if the Repayment Agent is not TVA, by TVA).

    Subject to the limitations described above, the Paying Agent will disburse payments it receives pursuant to the valid exercise of a survivor’s option with respect to any Note (or portion thereof) that is not represented by a Master Note either (1) on the first interest payment date that occurs 20 or more calendar days after the date upon which the Repayment Agent shall have received the items described in clauses (1) through (6) of the preceding paragraph or (2) in the case of zero-coupon Notes, on the fifteenth day (or the next succeeding Business Day) of the month following the month in which the Repayment Agent shall have received the items described in clauses (1) through (6) of the preceding paragraph.

    All questions as to the eligibility or validity of any exercise of the survivor’s option will be determined by TVA, in its sole discretion, which determination will be final and binding on all parties.

    Determining Beneficial Ownership

    For purposes of determining whether the Repayment Agent (and, if the Repayment Agent is not TVA, TVA) will deem Notes to be beneficially owned by an individual at the time of death, the following rules shall apply:

    •    Notes beneficially owned by tenants by the entirety, joint tenants, or tenants in common will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant, or tenant in common will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment as described above.

    •    Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety, joint tenant, or tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust.

    •    The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Repayment Agent (and, if the Repayment Agent is not TVA, of TVA). Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition, and the right to receive interest and principal payments on a Note.

Eligibility for Stripping

    Certain installments of Notes designated by TVA (the “Eligible Notes”) will be eligible to be separated (“stripped”) into their separate Interest Components and Principal Components (each as defined below) on the book-entry system of DTC. The components of an Eligible Note are:

(1)    each future interest payment due on or prior to the maturity date or, if the Eligible Note is subject to redemption or principal repayment prior to the maturity date, the first date on which the Eligible Note is subject to redemption or repayment (in either case, the “Cut-off Date”) (each such interest payment, an “Interest Component”), and

(2)    the principal payment plus any interest payments due after the Cut-off Date (the “Principal Component”). Each Interest Component and Principal Component (each a “Component”) will receive a CUSIP number.

    An installment of Notes that DTC is capable of stripping on its book-entry records may be designated by TVA as eligible to be stripped into Components at the time of original issuance of such Notes. TVA is under no obligation, however, to designate any installment of Notes as eligible to be stripped into Components. In addition, Components will not be eligible for repayment at the option of the holders of such Components or pursuant to the exercise of the survivor’s option.

    For an Eligible Note to be stripped into Components, the principal amount of the Eligible Note must be in an amount that, based on the stated interest rate of the Eligible Note, will produce an interest payment of $1,000 or an integral multiple thereof on each interest payment date for such Note.

    In some cases, certain Interest Components of two or more installments of Notes may be due on the same day. Such Interest Components may have the same or different CUSIP numbers. It currently is expected that most Interest Components due on the same day will have the same CUSIP number. However, TVA may designate Interest Components from an installment of Notes to receive CUSIP numbers different from the CUSIP numbers of Interest Components due on the same day from one or more other installments of Notes. TVA also may designate at any time that any or all Interest Components of installments of

Notes originally issued on or after a specified time will have CUSIP numbers different from Interest Components of installments of Notes originally issued prior to such time.

    The Components may be maintained and transferred on the book-entry system of DTC in integral multiples of $1,000. Payments on Components will be made in U.S. dollars on the applicable payment dates (or the following Business Day if payment on the related Note is made on such following Business Day) by credit of the payment amount to DTC or its nominee, as the case may be, as the registered owner of a Component. TVA expects that it will credit the accounts of the related participants for payment amounts in the same manner as for Notes represented by a Master Note as set forth in “Book-Entry System.”

    If any modification, amendment, or supplement of the terms of an installment of Notes requires any consent of holders of Notes, such consent with respect to Notes that have been stripped is to be provided by the holders of Principal Components. Holders of Interest Components will have no right to give or withhold such consent.

    Currently, at the request of a holder of a Principal Component and all applicable unmatured Interest Components and on the Component holder’s payment of a fee (presently DTC’s fee applicable to on-line Book-entry securities transfers), DTC will restore (“reconstitute”) the Principal Components of a stripped Note and the applicable unmatured Interest Components (all in appropriate amounts) to such Note in fully constituted form. Generally, for purposes of reconstituting a Note, the Principal Component of an installment of Notes may be combined with either Interest Components of such installment or Interest Components, if any, from other installments of Notes that have the same CUSIP numbers as the unmatured Interest Components of such installment. Component holders wishing to reconstitute Components into a Note also must comply with all applicable requirements and procedures of DTC relating to the stripping and reconstitution of securities.

    The preceding discussion is based on TVA’s understanding of the manner in which DTC currently strips and reconstitutes eligible securities. DTC may cease stripping or reconstituting Eligible Notes or may change the manner in which this is done or the requirements, procedures, or charges therefore at any time without notice.

Notices

    TVA will send all notices about the Notes only to DTC or a successor depository. TVA has been advised that such notices will be given by DTC to its direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, as described in “Book-Entry System.” You are responsible for making arrangements with the broker or other financial institution through which you hold your Notes to obtain all notices about the Notes.

Governing Law

    The Notes shall be governed by and construed in accordance with the laws of the State of New York, to the extent such laws are not inconsistent with federal law.

CERTAIN PROVISIONS OF THE BASIC RESOLUTION

    The following summary of certain provisions of the Basic Resolution is not complete and is qualified in its entirety by reference to the full text of the Basic Resolution.

Application of Net Power Proceeds

    Section 2.3 of the Basic Resolution provides as follows:

Net Power Proceeds shall be applied, and the Corporation hereby specifically pledges them for application, first to payments due as interest on Bonds, on Bond Anticipation Obligations, and on any Evidences of Indebtedness issued pursuant to section 2.5 which rank on a parity with Bonds as to interest; to payments of the principal due on Bonds for the payment of which other provisions have not been made and on any Evidences of Indebtedness issued pursuant to section 2.5 which rank on a parity with Bonds as to principal and for the payment of which other provisions have not been made; and to meeting requirements of sinking funds or other analogous funds under any Supplemental Resolutions. The remaining Net Power Proceeds shall be used only for:

(a)    Required interest payments on any Evidences of Indebtedness issued pursuant to section 2.5 which do not rank on a parity with Bonds as to interest.

(b)    Required payments of or on account of principal of any Evidences of Indebtedness which do not rank on a parity with Bonds as to principal.

(c)    Minimum payments into the United States Treasury required by the Act in repayment of and as a return on the Appropriation Investment.

(d)    Investment in Power Assets, additional reductions of the Corporation’s capital obligations, and other lawful purposes related to the Power Program; provided, however, that payments into the United States Treasury in any fiscal year in reduction of the Appropriation Investment in addition to the minimum amounts required for such purpose by the Act may be made only if there is a net reduction during such year in the dollar amount of outstanding Evidences of Indebtedness issued for capital purposes, and only to such extent that the percentage of aggregate reduction in the Appropriation Investment during such year does not exceed the percentage of net reduction during the year in the dollar amount of outstanding Evidences of Indebtedness issued for capital purposes.

Rate Covenant

    Section 3.2 of the Basic Resolution provides as follows:

The Corporation shall fix, maintain, and collect rates for power sufficient to meet in each fiscal year the requirements of that portion of the present subsection (f) of section 15d of the Act which reads as follows:

The Corporation shall charge rates for power which will produce gross revenues sufficient to provide funds for operation, maintenance, and administration of its power system; payments to States and counties in lieu of taxes; debt service on outstanding bonds, including provision and maintenance of reserve funds and other funds established in connection therewith; payments to the Treasury as a return on the appropriation investment pursuant to subsection (e) hereof; payment to the Treasury of the repayment sums specified in subsection (e) hereof; and such additional margin as the Board may consider desirable for investment in power system assets, retirement of outstanding bonds in advance of maturity, additional reduction of appropriation investment, and other purposes connected with the Corporation’s power business, having due regard for the primary objectives of the Act, including the objective that power shall be sold at rates as low as are feasible.

For purposes of this Resolution, “debt service on outstanding bonds,” as used in the above provision of the Act, shall mean for any fiscal year the sum of all amounts required to be (a) paid during such fiscal year as interest on Evidences of Indebtedness, (b) accumulated in such fiscal year in any sinking or other analogous fund provided for in connection with any Evidences of Indebtedness, and (c) paid in such fiscal year on account of the principal of any Evidences of Indebtedness for the payment of which funds will not be available from sinking or other analogous funds, from the proceeds of refunding issues, or from other sources; provided, however, that for purposes of clause (c) of this definition Bond Anticipation Obligations and renewals thereof shall be deemed to mature in the proportions and at the times provided for paying or setting aside funds for the payment of the principal of the authorized Bonds in anticipation of the issuance of which such Bond Anticipation Obligations were issued.

The rates for power fixed by the Corporation shall also be sufficient so that they would cover all requirements of the above-quoted provision of subsection (f) of section 15d of the Act as if, in such requirements, there were substituted for “debt service on outstanding bonds” for any fiscal year the amount which if applied annually for 35 years would retire, with interest at the rates applicable thereto, the originally issued amounts of all series of Bonds and other Evidences of Indebtedness, any part of which was outstanding on October 1 of such year.

    Rates set by the TVA Board are not subject to review or approval by any state or federal regulatory body. It is possible, however, that in the future the ability of the TVA Board to set rates as specified in the TVA Act and the Basic Resolution could be adversely affected by legislative changes or by competitive pressures. See Item 1A, Risk Factors in the Annual Report.

Covenant for Protection of Bondholders’ Investment

    Under the TVA Act and section 3.3 of the Basic Resolution, TVA must, in successive five-year periods, use an amount of Net Power Proceeds at least equal to the sum of (1) depreciation accruals and other charges representing the amortization of capital expenditures and (2) the net proceeds from any disposition of power facilities for either (a) the reduction of its capital obligations (including Evidences of Indebtedness and the government’s appropriation investment in TVA’s power system) or (b) investment in power assets. TVA met this test for the five-year period ended September 30, 2020, and must next meet the test for the five-year period ending September 30, 2025.

Modifications of Resolutions and Outstanding Bonds

    The Basic Resolution provides for amendments to it, to any Supplemental Resolution, and to any outstanding Power Bonds. Generally, TVA may make amendments to the respective rights and obligations of TVA and the bondholders with the written consent of the holders of at least 66 2/3 percent in principal amount of the outstanding Power Bonds to which the amendment applies. However, TVA may not make changes in the maturity of the principal of any Power Bond or any interest installment thereon or reduction in the principal amount, redemption premium, or rate of interest with respect to any Power Bond, or in the above percentage for any such consent, without the consent of the holder of such Power Bond, including any installment of Notes.

    Additionally, TVA may amend the Basic Resolution or any Supplemental Resolution without the consent of the bondholders in order (1) to close the Basic Resolution against the issuance of additional Power Bonds or to restrict such issuance by imposing additional conditions or restrictions; (2) to add other covenants and agreements to be observed by TVA or to eliminate any right, power, or privilege conferred upon TVA by the Basic Resolution; (3) to modify any provisions to release TVA from any of its obligations, covenants, agreements, limitations, conditions, or restrictions, provided that such modification or release shall not become effective with respect to any Power Bonds issued prior to the adoption of such amendment; (4) to correct any defect, ambiguity, or inconsistency in, or to make provisions in regard to matters or questions arising under, the Basic Resolution or any Supplemental Resolution, so long as such amendments are not contrary to, or inconsistent with, the Basic Resolution or such Supplemental Resolution; or (5) to make any other modification or amendment which the TVA Board by resolution determines will not materially and adversely affect the interests of holders of the Power Bonds; provided, however, that no such amendatory resolution shall be deemed to waive or modify any restriction or obligation imposed by the Basic Resolution or any Supplemental Resolution upon TVA in respect of, or for the benefit of, any of the then outstanding Power Bonds.

Events of Default

    Any of the following shall be deemed an Event of Default under the Basic Resolution: (1) default in the payment of the principal or redemption price of any Power Bond when due and payable at maturity, by call for redemption or otherwise; (2) default in the payment of any installment of interest on any Power Bond when due and payable for more than 30 days; or (3) failure of TVA to duly perform any other covenant, condition, or agreement contained in the Power Bonds or in the Basic Resolution or any Supplemental Resolution for 90 days after written notice specifying such failure has been given to TVA by the holders of at least five percent in aggregate principal amount of the then-outstanding Power Bonds.

    Upon any such Event of Default, the holders of the Power Bonds may proceed to protect and enforce their respective rights, subject to the restrictions described below. The holders of at least five percent in aggregate principal amount of Power Bonds then outstanding shall, subject to certain restrictions, have the right and power to institute a proceeding (1) to enforce TVA’s covenants and agreements, (2) to enjoin any acts in violation of the rights of holders of Power Bonds, and (3) to protect and enforce the rights of holders of Power Bonds. Such holders have no right to bring any such action or proceeding against TVA unless they have given TVA written notice of an Event of Default and TVA has had a reasonable opportunity to take appropriate corrective action with respect thereto and has failed or refused to do so. Power Bonds do not provide for acceleration upon an Event of Default.

    Holders of a majority in aggregate principal amount of the outstanding Power Bonds have the right to direct the time, method, and place of conducting any proceeding for any remedy available and may waive any default and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Power Bonds.

LEGALITY OF INVESTMENT

    The laws of some jurisdictions limit the type and amount of securities that certain institutional investors may acquire. TVA advises each entity or person to consult its own counsel respecting the legality of investment in the Notes. Generally, the following describes the legality of investment in Power Bonds, including the Notes:

•Power Bonds are lawful investments and may be accepted as security for all fiduciary, trust, and public funds, the investment or deposit of which shall be under the authority or control of any officer or agency of the United States of America. 16 U.S.C. § 831n-4(d).

•Power Bonds are acceptable as collateral for U.S. Treasury tax and loan accounts pursuant to 31 C.F.R. § 203.21(d) and 31 C.F.R. § 380.3.

•National banks may deal in, underwrite, and purchase Power Bonds for their own accounts in an amount not to exceed ten percent of unimpaired capital and surplus. 12 U.S.C. § 24, seventh paragraph.

•Federal Reserve Banks may accept Power Bonds as eligible collateral for advances to member banks. 12 U.S.C. § 347 and 12 C.F.R. § 201.108(b)(13).

•Federal savings associations and federal savings banks may, to the extent specified in applicable regulations, invest in Power Bonds without regard to limitations generally applicable to investments. 12 U.S.C. § 1464(c)(1)(F).

•Power Bonds are eligible as collateral for advances by Federal Home Loan Banks to members for which Power Bonds are legal investments. 12 U.S.C. § 1430(a) and 12 C.F.R. § 1266.7(a)(2).

•Federal credit unions may purchase Power Bonds, subject to applicable regulations. 12 U.S.C. § 1757(7)(E) and 12 C.F.R. Part 703.

•Power Bonds are “obligations of a corporation which is an instrumentality of the United States” within the meaning of Section 7701(a)(19)(C)(ii) of the Internal Revenue Code for purposes of the 60 percent of assets limitation applicable to U.S. building and loan associations.

U.S. TAX MATTERS

General

    In the opinion of Orrick, Herrington & Sutcliffe LLP, TVA’s special tax counsel, the following summary correctly describes the principal U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Notes, subject to the limitations described in the following paragraph (and also correctly summarizes certain limited state and local tax consequences, where specifically noted).

    This section does not apply to you if you do not own your Notes as capital assets for U.S. federal income tax purposes, and also does not apply to you if you are not purchasing your Notes from or through an Agent or Selling Group Member in an offering to which a Pricing Supplement applies. Additionally, this section does not apply to you if you are subject to special tax rules, such as those that apply to:

•non-U.S. persons, which generally include:

–nonresident alien individuals;

–foreign corporations;

–foreign partnerships;

–estates that are not subject to United States income tax on their worldwide income; and

–trusts the administration of which no U.S. court is able to exercise primary supervision or the substantial decisions of which are not subject to the control of one or more U.S. persons;

•brokers and dealers;

•traders in securities that elect to mark to market;

•banks;

•certain U.S. expatriates;

•partnerships and S corporations;

•estates and trusts;

•life insurance companies;

•tax-exempt organizations;

•certain taxpayers that are required to prepare certified financial statements or file financial statements with certain regulatory or governmental agencies;

•persons who will hold the Notes as part of a hedging, straddle, integrated, or conversion transaction; or

•persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

    Finally, this section does not address any foreign, alternative minimum tax, or estate and gift tax issues and does not address the tax consequences applicable to every type of Note TVA might offer (including those that would apply if TVA issued Notes that are or can be stripped into their separate Interest and Principal Components). If TVA decides to issue a Note that would give rise to tax consequences that are not described in this section, TVA will provide you with additional tax information at that time in the applicable Pricing Supplement.

    This summary is based upon the laws, regulations, rulings, and decisions in effect and available as of the date of this Offering Circular, which could change at any time (possibly with retroactive effect). You should consult with your own tax advisor concerning the tax consequences of owning a Note.

State Income Tax Exemption

    The TVA Act provides that bonds issued by TVA are “exempt both as to principal and interest from all taxation now or hereafter imposed by any State or local taxing authority except estate, inheritance, and gift taxes.” This exemption might not extend to franchise or other non-property taxes in lieu thereof imposed on corporations or to gain or loss realized on the sale or exchange of a Note, notwithstanding that such gain might in some cases be treated as interest income for U.S. federal income tax purposes.

Interest

    For U.S. federal income tax purposes, you will be taxable on interest on the Notes when it is received or accrued (depending upon your method of tax accounting), so long as the interest constitutes “qualified stated interest.” Qualified stated interest is any interest that meets all the following conditions:

•It is payable at least once each year;
•It is payable over the entire term of the Note;
•It is payable at a single fixed rate; and
•It is payable with respect to a Note that has a maturity of more than one year from its issue date.

    In certain cases, interest that is not payable at a single fixed rate may also constitute qualified stated interest. A Note may have some interest that is qualified stated interest and some that is not. If TVA issues Notes with any interest that does not constitute qualified stated interest, that interest will be subject to the rules discussed below relating to original issue discount (“OID”). Unless the applicable Pricing Supplement indicates otherwise, the interest payable on the Notes will constitute qualified stated interest.

OID

    If TVA issues Notes with OID, they will be subject to special U.S. federal income tax rules. Generally, a Note is treated as having been issued with OID if the “stated redemption price at maturity” of the Note is in excess of its “issue price” where:

•the “stated redemption price at maturity” is equal to the total amount of all payments to be made on the Note, other than payments of qualified stated interest; and
•the “issue price” is equal to the first price at which a substantial amount of the Notes are sold to the public.

    Under a special rule, if the OID is de minimis in amount, it is disregarded and not treated as OID. If the only amounts payable on a Note prior to maturity are qualified stated interest payments, this rule will apply if the OID is less than the product of: (a) .25% (¼ of 1%), (b) the number of full years from the issue date to the maturity date of the Note (or, in the case of installment notes, their weighted average term to maturity), and (c) the principal amount of the Note. The applicable Pricing Supplement will indicate if TVA is issuing Notes with OID (other than de minimis OID).

    If TVA issues Notes with OID, the following U.S. federal income tax consequences will result:

•You will need to include in income the total amount of OID as ordinary income over the life of the Note as it accrues, even if you use the cash method of tax accounting. This means that you will be required to report OID in income (and to pay tax on that income) before you receive the cash that corresponds to the OID income.

•OID will accrue on a Note on a “constant yield” method. This method takes into account the compounding of interest. As a result, the accruals of OID on a Note generally will be less in the early years and more in the later years.

•If any of the interest on the Note does not constitute qualified stated interest, that interest will be taxed as OID. (Hence, this interest will not be separately taxed when it is paid to you.)
•Your U.S. federal income tax basis in the Note will increase by any OID includible in your income and will decrease by any payments you receive on the Note (other than qualified stated interest).

    TVA may issue Notes that permit TVA to call the Notes or permit you to put your Notes to TVA prior to maturity. For purposes of determining the amount of OID on these Notes and the rate at which this OID must be accrued, TVA will be presumed to exercise its call in a manner that reduces the yield on the Notes while you will be presumed to exercise your put in a manner that increases the yield on the Notes. If a put or a call that is presumed exercised under the foregoing rules is not, in fact, exercised, the Notes will be treated as being reissued on the exercise date. These rules generally will not apply, however, to a survivor’s option contained in any Notes that TVA issues and, as a result, you are urged to consult your own tax advisors regarding the effect of this feature in your particular circumstances.

Eligible Notes

If Eligible Notes are issued, the U.S. federal income tax consequences of the acquisition, ownership, and disposition of such Notes will be described in the applicable Pricing Supplement.

Short-Term Notes

    TVA may issue Notes with a maturity as short as one year. If TVA does, the Notes will be subject to the following special rules for U.S. federal income tax purposes:

•If you are a cash method taxpayer that is not subject to the accrual rule described below, you will not be required to include the OID on these Notes in income until you actually receive payment. Alternatively, you can elect to include the OID in income as it accrues.
•If you are an accrual method taxpayer, a bank, a securities dealer, or a regulated investment company or are in certain other categories, you will be required to include the OID in income as it accrues.
•None of the interest payable on the Notes will constitute qualified stated interest; otherwise, the amount of OID on the Notes will be calculated in the same manner as described above.
•You may make certain elections for purposes of determining the rate at which OID accrues on these Notes.
•Two special rules will apply if you are a cash method taxpayer who is not required and who does not elect to include OID in income on the Notes as it accrues.
–First, if your Note is sold or redeemed at a taxable gain, that gain will be taxable to you as ordinary income to the extent of the accrued OID.
–Second, you will be required to defer your deduction for interest on any debt that you incur or continue in order to purchase or carry your Note (but not in excess of the accrued OID).

Sale of Note

    Upon a sale, exchange, or redemption of a Note, you generally will recognize gain or loss equal to the difference between the amount realized on the sale (not including any amounts attributable to accrued but unpaid interest) and your adjusted U.S. federal income tax basis in the Note. Except to the extent attributable to accrued but unpaid interest (and subject to the short-term note rules discussed above and the market discount rules discussed below), any gain or loss you recognize on the sale of a Note will be capital gain or loss.

Market Discount

    If the amount you pay for a Note purchased from or through an Agent or a Selling Group Member in an offering to which a Pricing Supplement applies is less than the issue price of the Note, that difference will constitute market discount, unless the market discount rules treat the difference as de minimis. In general, unless you elect to include market discount in income currently:

•any gain you realize on a sale of your Note will be ordinary income to the extent of accrued market discount; and

•deductions for interest on any debt that you incur or continue in order to purchase or carry the Note will be deferred (but not in excess of the accrued market discount).

    You may elect to include market discount in income currently, but generally this election will apply to all debt instruments you acquire during or after the first taxable year to which the election applies and you may not revoke this election without the consent of the Internal Revenue Service (“IRS”). You should consult a tax advisor before making this election.

Premium

    If the amount you pay for a Note purchased from or through an Agent or Selling Group Member in an offering to which a Pricing Supplement applies is in excess of the stated redemption price at maturity of the Notes, that excess will constitute bond premium (other than a Note with OID). You may elect to amortize bond premium. If you make this election:

•amortizable bond premium generally will be treated as a reduction of your interest income from the Notes determined on a constant yield basis; and

•you will be required to reduce your U.S. federal income tax basis in the Notes by the amount of your amortized bond premium.

    Your election to amortize bond premium generally will apply to all debt instruments (other than tax-exempt obligations) you hold on or after the first day of the first taxable year to which the election applies, and you may not revoke this election without the consent of the IRS. You should consult a tax advisor before making the election. If you do not make (or have not previously made) the election, you will not be entitled to amortize any bond premium on the Notes.

    If the amount you pay for a Note with OID purchased from or through an Agent or Selling Group Member in an offering to which a Pricing Supplement applies is in excess of the issue price of the Note but less than the stated redemption price at maturity, that excess will constitute acquisition premium. The amount of OID you will be required to include in income over the life of the Notes will be reduced, on a pro rata basis, by the amount of this acquisition premium.

Constant Yield Election

    You may elect to be taxed on the income from a Note in a manner different from that detailed above. If you make this election, all interest, OID (including de minimis OID), bond premium, acquisition premium, and market discount (including de minimis market discount) on the Note will be taxable to you on a constant yield basis.

    The election for any Note must be made for the taxable year during which you acquire the Note and the election, once made, cannot be revoked without the consent of the IRS. If you make this election with respect to a Note having market discount, you will be deemed to have elected to include market discount in income on a current basis with respect to all debt instruments having market discount that you acquire during the year of election or thereafter. Similarly, if you make this election with respect to a Note having bond premium, you will be deemed to have elected to amortize bond premium with respect to all debt instruments having bond premium that you acquire during the year of election or thereafter. You should consult a tax advisor before making this election.

Tax on Net Investment Income

            Certain non-corporate U.S. beneficial owners of Notes are subject to a 3.8% tax on the lesser of (1) the U.S. beneficial owner’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and certain trusts) for the relevant taxable year and (2) the excess of the U.S. beneficial owner’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and certain trusts) for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances).  A U.S. beneficial owner’s calculation of net investment income generally will include its interest income on the Notes and its net gains from the disposition of the Notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in the Notes.

FATCA

    Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, impose a 30% withholding tax on certain types of payments made to foreign financial institutions, unless the foreign financial institution enters into an agreement with the U.S. Treasury to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these and other reporting requirements, or unless the foreign financial institution is otherwise exempt from those requirements.  In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or the entity furnishes identifying information regarding each substantial U.S. owner.  Failure to comply with the additional certification, information reporting, and other specified requirements imposed under FATCA could result in the 30% withholding tax being imposed on payments of U.S. source interest (including OID).  Withholding under FATCA currently applies to payments of U.S. source interest (including OID), and, under current guidance, generally will apply to certain “pass-thru” payments no earlier than the date that is two years after publication of final U.S. Treasury Regulations defining the term “foreign pass-thru payments.” Prospective investors should consult their own tax advisors regarding FATCA and its effect on them.

Backup Withholding

    Unless an exemption applies:

•payments made on your Notes and proceeds you receive from a sale of your Notes will have to be reported to the IRS; and

•backup withholding, currently at the rate of 24%, may apply to payments made on your Notes and to proceeds you receive from a sale of your Notes if you fail to provide an accurate certified taxpayer identification number to the appropriate party, if you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your U.S. federal income tax returns, or if you otherwise fail to comply with the applicable backup withholding rules.

    Backup withholding is not an additional tax, and you will be able to claim a refund or credit for taxes withheld during any taxable year at the time you file your U.S. federal income tax return for that year.

PLAN OF DISTRIBUTION

    Under the terms of the Selling Agent Agreement among TVA and the Agents, the Notes are offered from time to time by TVA through the Agents, who have agreed to use their reasonable best efforts to solicit purchases of the Notes. TVA may appoint additional Agents to solicit purchases of the Notes; provided, however, that any such solicitation and sale of the Notes shall be on the same terms and conditions to which the Agents have agreed. TVA will pay the Agents a gross selling concession to be divided among themselves as they shall agree. The concession will be payable to the Purchasing Agent, in the form of a discount ranging from 0.20 percent to 2.50 percent, depending upon the maturity of the non-discounted price for each Note sold. TVA will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes in whole or in part. TVA reserves the right to withdraw, cancel, or modify the offer without notice.

    Following the solicitation of orders, TVA may sell Notes to or through the Purchasing Agent as principal or as agent on TVA’s behalf, and the Purchasing Agent may sell Notes to the other Agents or to Selling Group Members. Unless otherwise set forth in the applicable Pricing Supplement, such Notes will be resold to one or more investors and other purchasers at a fixed public offering price. The Agents may sell Notes with the permission of the Purchasing Agent to other dealers at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not, during the distribution of the Notes, be in excess of the discount to be received by such Agent from the Purchasing Agent. The Purchasing Agent may sell Notes to any such dealer at a discount not in excess of the discount it received from TVA. After the initial public offering of an installment of Notes to be resold by an Agent to investors and other purchasers, the public offering price (in the case of Notes to be resold at a fixed public offering price), concession, and discount may be changed.

Except for Notes sold to level-fee accounts, Notes offered to the public will be offered at the public offering price set forth in the applicable pricing supplement. Selected dealers purchasing Notes on an agency basis for non-level fee client accounts shall purchase Notes at the public offering price. Notes purchased by the selected dealers for their own account may be purchased at the public offering price less the applicable concession. Notes purchased by the selected dealers on behalf of level-fee fiduciary accounts may be sold to such accounts at the public offering price less the applicable concession, in which case, such selected dealers will not retain any portion of the sales price as compensation.

    TVA has agreed to indemnify the Agents against certain civil liabilities or to contribute to payment the Agents may be required to make in respect thereof.

    No Note will have an established trading market when issued. TVA does not intend to apply for the listing of the Notes on any securities exchange, but TVA has been advised by the Agents that the Agents intend to make a market in the Notes as permitted by applicable laws and regulations. The Agents are not obligated to do so, however, and the Agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for any Notes. All secondary trading in the Notes will settle in immediately available funds. See “Description of the Notes” — “Book-Entry System.” Application may be made to list certain installments of Notes on stock exchanges on which TVA and the Purchasing Agent may agree. If any installment of Notes is listed on a stock exchange, it will be specified in the applicable Pricing Supplement.

    In connection with an offering of the Notes, the Purchasing Agent may engage in certain transactions that stabilize the price of the Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing, or maintaining the price of the Notes. If the Purchasing Agent creates a short position in the Notes in connection with an offering of the Notes (i.e., if it sells a larger principal amount of the Notes than is set forth on the cover page of the applicable Pricing Supplement), the Purchasing Agent may reduce that short position by purchasing Notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The Purchasing Agent makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, the Purchasing Agent makes no representation that, once commenced, such transactions will not be discontinued without notice.

    Broker-dealers and/or securities firms that have executed dealer agreements with the Purchasing Agent have agreed to market and sell the Notes in accordance with the terms of these agreements and all other applicable laws and regulations. You may call TVA at 1-888-882-4975 for a list of Agents and Selling Group Members.

    Some of the Agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with TVA. They have received, or may in the future receive, customary fees and commissions for these transactions.

    In addition, in the ordinary course of their business activities, the Agents and their affiliates may make or hold a broad array of investments and actively trade debt securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of TVA. Certain of the Agents or their affiliates that have a lending relationship with TVA routinely hedge such credit exposure consistent with their customary risk management policies.  Typically, such Agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in TVA’s securities, including potentially the Notes offered hereby.  Any such short positions could adversely affect future trading prices of the Notes offered hereby. The Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

VALIDITY OF THE NOTES

    David Fountain, Esq., Executive Vice President and General Counsel of TVA, or his designee, will pass on the validity of the Notes for TVA. Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019 will pass on the validity of the Notes for the Agents. Orrick, Herrington & Sutcliffe LLP from time to time performs services for TVA in the ordinary course of business.

    All statements in this Offering Circular involving opinions, regardless of whether expressly so identified, are opinions only and not factual representations. This Offering Circular is not a contract or agreement with the purchaser of any of the Notes.

    TENNESSEE VALLEY AUTHORITY

    By:     /s/ THOMAS C. RICE

    Thomas C. Rice
    Vice President, Treasurer and
    Chief Risk Officer

Dated: December 6, 2023

FORM FOR EXERCISING ELECTRONOTES® SURVIVOR’S OPTION
In order for the survivor’s option to be exercised with respect to Notes that are represented by the Master Note, the financial institution through which the Notes are held must complete the following form and submit it to TVA. Please type or print clearly when filling out this form.

Date of This Election Form:	Principal Amount of Requested Repayment:	$	CUSIP Number of Notes to Be Repaid:

Name of Deceased Beneficial Owner (Last)	(First)		(Middle)
Date of Death		Social Security No. of Deceased Beneficial Owner

Name(s) of Representative(s) of Deceased Beneficial Owner Requesting Repayment
(Last)	(First)	(Middle)
(1)
(2)

Name of Financial Institution Requesting Repayment: ___________________________________________________________
I, on behalf of the financial institution requesting repayment, represent that the financial institution:
(1)    represents the representative of the deceased beneficial owner,
(2)    has received and attached the following documents:
(a)    a written request for repayment from the representative of the deceased beneficial owner,
(b)    satisfactory evidence of the authority of the representative of the deceased beneficial owner,
(c)    a copy of the death certificate of the deceased beneficial owner,
(d)    satisfactory evidence that the deceased beneficial owner beneficially owned, at the time of his or her death, the Notes being submitted for repayment, and
(e)    any necessary tax waivers,
(3)    currently holds the Notes being submitted for repayment as a direct or indirect participant in The Depository Trust Company,
(4)    will, after receiving an acknowledgment from TVA, make all necessary arrangements to have the amount of Notes of the deceased beneficial owner specified in the acknowledgment returned—bearing the election number assigned in the acknowledgment—to the Paying Agent through the book-entry system of The Depository Trust Company by 10:00 a.m. New York City time on the repayment date specified in the acknowledgement, and
(5)     will indemnify and hold harmless TVA against and from any and all claims, liabilities, costs, losses, expenses, suits, and damages resulting from the financial institution’s representations and requests for repayment on behalf of the representative of the deceased beneficial owner.
Signature Guarantee Required Below:

Signature:
Print or Type Name and Title
Name:
Title:

Party to Whom Acknowledgment Should Be Sent:

Name:	E-mail Address:
Phone No.:	Fax No.:
Alternate Contact Name:	Mailing Address:
Alternate Contact No.:

TO BE COMPLETED BY TVA
Election Number	Principal Amount to be Delivered and Paid	Delivery and Payment Date

PROCEDURES FOR EXERCISING ELECTRONOTES® SURVIVOR’S OPTION

The Pricing Supplement applicable to each installment of Notes will indicate whether TVA will repay such Notes pursuant to the exercise of the survivor’s option. In order for the survivor’s option to be exercised with respect to Notes that are represented by a Master Note, the following procedures must be followed.

•Authorized Representative Provides Documents and Instructions to Financial Institution. The authorized representative of the deceased beneficial owner of the Notes must provide to the financial institution through which the Notes are held (1) a written request for repayment, (2) satisfactory evidence of the authority of the representative of the deceased beneficial owner, (3) a copy of the death certificate of the deceased beneficial owner, (4) satisfactory evidence that the deceased beneficial owner beneficially owned, at the time of his or her death, the Notes being submitted for repayment, (5) any necessary tax waivers, and (6) instructions to notify DTC of the representative’s desire to obtain repayment pursuant to exercise of the survivor’s option.

•Financial Institution Completes Repayment Election Form. The financial institution through which the Notes are held must complete and sign the repayment election form contained on page 28 of this Offering Circular. THE SIGNATURE OF THE FINANCIAL INSTITUTION MUST BE GUARANTEED BY A MEMBER FIRM OF A REGISTERED NATIONAL SECURITIES EXCHANGE OR A COMMERCIAL BANK OR TRUST COMPANY HAVING AN OFFICE OR CORRESPONDENT IN THE UNITED STATES. A new repayment election form must be completed for each installment of Notes for which repayment is being requested.

•Financial Institution Sends Documents to TVA. The financial institution through which the Notes are held must mail an original completed repayment election form along with the documents listed in clauses (1) through (5) in the first bullet on this page to:

Tennessee Valley Authority
Attention: Treasury & Investor Relations
Re: electronotes® Survivor’s Option
400 West Summit Hill Drive, WT 4
Knoxville, TN 37902-1401

FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM
WILL NOT BE ACCEPTED.

•TVA Determines Payment Date and Sends Acknowledgment to Financial Institution. Once TVA has received the documents described in the previous bullet, TVA will determine the payment date and amount and will send an acknowledgment to the party specified on the repayment election form. The acknowledgment will specify, among other things, (1) an election number, (2) the amount of Notes that will be repaid, and (3) the date on which such Notes will be repaid. The payment date will generally be the first interest payment date that (1) occurs 20 or more calendar days after receipt of the form and all required documents and (2) falls at least one year after the issue date of the Notes. If the individual put limitation or the annual put limitation prevents immediate assignment of a payment date to all or a portion of the requested amount, a notice to this effect will be issued.

•Financial Institution Delivers Notes to the Paying Agent. After receiving an acknowledgment, the financial institution through which the Notes are held must make all necessary arrangements to have the amount of Notes of the deceased beneficial owner specified in the acknowledgment returned to the Paying Agent through the book-entry system of The Depository Trust Company by 10:00 a.m. New York City time on the repayment date specified in the acknowledgment. THE ELECTION NUMBER MUST ACCOMPANY THE DELIVERY OF THE NOTES. If there is a delay in repayment of the Notes due to the fact that the Paying Agent cannot verify the receipt of Notes by 1:00 p.m. New York City time on the relevant repayment date, TVA shall not pay additional interest (or additional principal in the case of original issue discount Notes) on such Notes on or after the relevant repayment date.

If you would like assistance completing the repayment election form or if you have any questions regarding the procedures for exercising the survivor’s option, please telephone TVA at 1-888-882-4975 or email TVA at investor@tva.gov.